Exhibit 10.1

Amendment and Restructuring Agreement

By and Among

Clubhouse Media Group, Inc.

And

GS Capital Partners, LLC

i

Amendment and Restructuring Agreement

Dated as of November 26, 2021

This Amendment and Restructuring Agreement (this “Agreement”) is entered into as of the date first set forth above (the “Effective Date”), by and among Clubhouse Media Group, Inc., a Nevada corporation (the “Company”) and GS Capital Partners, LLC, a New York limited liability company (“Holder”). The Company and Holder may be collectively referred to herein as the “Parties” and individually as a “Party”.

WHEREAS, the Parties are the parties to:

(i)	the Securities Purchase Agreement, dated as of January 25, 2021 (the “1/25/21 Agreement”) and the Convertible Promissory Note dated as of January 25, 2021, issued pursuant to the 1/25/21 Agreement (the “1/25/21 Note”), which 1/25/21 Note, and the $288,889 of principal amount and $11,555.56 of interest thereunder, has since been converted into 107,301 shares of Common Stock (as defined below) on June 21, 2021 (the “Converted Shares”) and thus the Parties acknowledge and agree that the 1/25/21 Note is no longer outstanding;

(ii)	the Securities Purchase Agreement, dated as of February 16, 2021 (the “2/16/21 Agreement”) and the Convertible Promissory Note dated as of February 16, 2021, issued pursuant to the 2/16/21 Agreement (the “2/16/21 Note”);

(iii)	the Securities Purchase Agreement, dated as of March 22, 2021 (the “3/22/21 Agreement”) and the Convertible Promissory Note dated as of March 22, 2021, issued pursuant to the 3/22/21 Agreement (the “3/22/21 Note”);

(iv)	the Securities Purchase Agreement, dated as of April 1, 2021 (the “4/1/21 Agreement”) and the Convertible Promissory Note dated as of April 1, 2021, issued pursuant to the 4/1/21 Agreement (the “4/1/21 Note”);

(v)	the Securities Purchase Agreement, dated as of April 29, 2021 (the “4/29/21 Agreement”) and the Convertible Promissory Note dated as of April 29, 2021, issued pursuant to the 4/29/21 Agreement (the “4/29/21 Note”); and

(vi)	the Securities Purchase Agreement, dated as of June 3, 2021 (the “6/3/21 Agreement” and, collectively with the 2/16/21 Agreement, the 3/22/21 Agreement, the 4/1/21 Agreement and the 4/29/21 Agreement, the “Purchase Agreements”) and the Convertible Promissory Note dated as of June 39, 2021, issued pursuant to the 6/3/21 Agreement (the “6/3/21 Note” and, collectively with the 2/16/21 Note, the 3/22/21 Note, the 4/1/21 Note and the 4/29/21 Note, the “Notes”);

WHEREAS, Holder now desires to exchange the Converted Shares issued with respect to the 1/25/21 Note for a new convertible promissory note of the Company; and

WHEREAS, the Parties now desire to amend the Notes as set forth herein and to enter into certain additional agreements related to such amendment and termination;

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NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

Article I. Definitions and Interpretation

Section 1.01 Definitions. In addition to the terms defined elsewhere in this Agreement, the following terms, as used herein, have the following meanings:

(a)	“Affiliate” means, with respect to a specified Person, any other Person that directly or indirectly Controls, is Controlled by or is under common Control with, the specified Person.

(b)	“Business Day” means any day except Saturday, Sunday and any legal holiday or a day on which banking institutions in Nevada generally are authorized or required by Law or other governmental actions to close.

(c)	“Common Stock” means the common stock, par value $0.0001 per share, of the Company.

(d)	“Control” means (a) the possession, directly or indirectly, of the power to vote 10% or more of the securities or other equity interests of a Person having ordinary voting power, (b) the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, by contractor otherwise, or (c) being a director, officer, executor, trustee or fiduciary (or their equivalents) of a Person or a Person that controls such Person.

(e)	“Governmental Entity” means any federal, state, municipal, local or foreign government and any court, tribunal, arbitral body, administrative agency, department, subdivision, entity, commission or other governmental, government appointed, quasi-governmental or regulatory authority, reporting entity or agency, domestic, foreign or supranational.

(f)	“Law” means any applicable foreign, federal, state or local law (including common law), statute, treaty, rule, directive, regulation, ordinances and similar provisions having the force or effect of law or an Order of any Governmental Entity.

(g)	“Liabilities” means liabilities, obligations or responsibilities of any nature whatsoever, whether direct or indirect, matured or un-matured, fixed or unfixed, known or unknown, asserted or un asserted, choate or inchoate, liquidated or unliquidated, secured or unsecured, absolute, contingent or otherwise, including any direct or indirect indebtedness, guaranty, endorsement, claim, loss, damage, deficiency, cost or expense.

(h)	“Lien” means, with respect to any property or asset, any lien, security interest, mortgage, pledge, charge, claim, lease, agreement, right of first refusal, option, limitation on transfer or use or assignment or licensing, restrictive easement, charge or any other restriction of any kind, and any conditional sale or voting agreement or proxy, and including any restriction on the ownership, use, voting, transfer, possession, receipt of income or other exercise of any attributes of ownership, in respect of such property or asset, and any agreement to give any of the foregoing.

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(i)	“Losses” means any losses, damages, deficiencies, Liabilities, assessments, fines, penalties, judgments, actions, claims, costs, disbursements, fees, expenses or settlements of any kind or nature, including legal, accounting and other professional fees and expenses.

(j)	“Order” means any judgment, writ, decree, determination, award, compliance agreement, settlement agreement, injunction, ruling, charge, judicial or administrative order, determination or other restriction of any Governmental Entity or arbitrator.

(k)	“Person” means a natural person, a corporation, a limited liability company, a partnership, an association, a trust or any other entity or organization, including a government or political subdivision or any agency or instrumentality thereof.
(l)	“Securities Act” means the United States Securities Act of 1933, as amended, and the rules and regulation promulgated thereunder.

(m)	“Transactions” means the transactions contemplated under the Transaction Documents.

(n)	“Transaction Documents” means this Agreement, the New Note and any other agreement, document, certificate or writing delivered or to be delivered in connection with this Agreement and any other document related to the transactions contemplated herein.

Section 1.02 Interpretive Provisions. Unless the express context otherwise requires, the words “hereof,” “herein,” and “hereunder” and words of similar import, when used in this Agreement, shall refer to this Agreement as a whole and not to any particular provision of this Agreement; terms defined in the singular shall have a comparable meaning when used in the plural, and vice versa; the terms “Dollars” and “$” mean United States Dollars, unless otherwise specified herein; references herein to a specific Section, Subsection, Recital or Exhibit shall refer, respectively, to Sections, Subsections, Recitals or Exhibits of this Agreement; wherever the word “include,” “includes,” or “including” is used in this Agreement, it shall be deemed to be followed by the words “without limitation”; references herein to any gender shall include each other gender; references herein to any Person shall include such Person’s heirs, executors, personal representatives, administrators, successors and assigns; provided, however, that nothing contained in this Section 1.02 is intended to authorize any assignment or transfer not otherwise permitted by this Agreement; references herein to a Person in a particular capacity or capacities shall exclude such Person in any other capacity; references herein to any contract or agreement (including this Agreement) mean such contract or agreement as amended, supplemented or modified from time to time in accordance with the terms thereof; with respect to the determination of any period of time, the word “from” means “from and including” and the words “to” and “until” each means “to but excluding”; references herein to any Law or any license mean such Law or license as amended, modified, codified, reenacted, supplemented or superseded in whole or in part, and in effect from time to time; and references herein to any Law shall be deemed also to refer to all rules and regulations promulgated thereunder.

Article II. Amendment; New Note

Section 2.01 Amendment of Notes.

(a)	Pursuant to the provisions of each of the Purchase Agreements and each of the Notes, each of the Notes are hereby amended as follows: Notwithstanding anything to the contrary in any of the Purchase Agreements or any of the Notes, the “Maturity Date” in each of the Notes is hereby extended by six months, such that the “Maturity Date” in each of the Notes shall be the date that is six (6) months later than the original Maturity Date in each applicable Note (as to each Note, the “Extended Maturity Date”). The Parties acknowledge and agree that, other than as set forth in the applicable Note with respect to an Event of Default (as defined in the Notes), and in the event thereof, no payments of principal or interest under each of the Notes shall be due or payable prior to the Extended Maturity Date of the applicable Note.

(b)	Other than as amended herein, each of the Notes shall remain in full force and effect.

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Section 2.02 Exchange of Shares and Issuance of New Note.

(a)	On the Effective Date and subject to the terms and conditions herein, Holder shall sell and transfer to the Company, and the Company shall redeem from the Holder, the Converted Shares, via delivery to the Company of the Stock Power in the form as attached hereto as Exhibit A (the “Stock Power”) and in exchange therefore the Company shall issue to the Holder a new convertible promissory note of the Company in the aggregate principal amount of $300,444.56, in the form as attached hereto as Exhibit B (the “New Note”). The closing of the redemption of the Converted Shares and the issuance of the New Note (the “Closing”) shall occur on the Effective Date immediately following the execution of this Agreement.

(b)	Effective as of the Closing, Holder does hereby sell, assign, transfer and convey to the Company all of the right, title and interest of Holder in, to and under the Converted Shares, free and clear of any liens, encumbrances, pledges, hypothecations, mortgages, indentures, assignments, security interests (including, without limitation, a preference, priority or other security agreement), transfer restrictions under any equity holder or similar agreement, arrangement, contract, commitment, understanding or obligation (whether written or oral), preferential arrangement of any kind or nature whatsoever, claims (pending or threatened), escrows, charges, options, lock-up arrangements, rights of first refusal, proxies, voting trusts, encumbrances or any other restrictions or limitations whatsoever, together with any other rights, privileges and benefits belonging to or held by Holder thereunder.

(a)	At the Closing, Holder shall execute and delivery to the Company the Stock Power, and by such action shall transfer all right, title and interest in the Converted Shares to the Company, and such acquisition by the Company shall be deemed a redemption of the Converted Shares, and such Shares shall thereafter be returned to the status of authorized but unissued shares of Common Stock.

(c)	The exchange of the New Note for the Converted Shares is being made in reliance upon the exemption from registration provided by Section 3(a)(9) of the Securities Act.

Article III. Representations and Warranties of the Company

The Company represents and warrants to Holder that the following representations and warranties contained in this Article III are true and correct as of the Effective Date:

Section 3.01 Authorization of Transactions. The Company is a corporation duly authorized and in good standing in the State of Nevada and has the requisite power and capacity to execute and deliver the Transaction Documents to which it is a party and to perform its obligations hereunder and thereunder. The execution, delivery and performance by the Company of the applicable Transaction Documents and the consummation of the Transactions have been duly and validly authorized by all requisite action on the part of the Company. The Transaction Documents to which the Company is a party have been duly and validly executed and delivered by The Company. Each Transaction Document to which the Company is a party constitutes the valid and legally binding obligation of the Company, enforceable against the Company in accordance with its terms and conditions, except to the extent enforcement thereof may be limited by applicable bankruptcy, insolvency or other Laws affecting the enforcement of creditors’ rights or by the principles governing the availability of equitable remedies.

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Section 3.02 Governmental Approvals; Non-contravention.

(a)	No consent, Order, action or non-action of, or filing, notification, declaration or registration with, any Governmental Entity or Person is necessary for the execution, delivery or performance by the Company of this Agreement or any other Transaction Document to which the Company is a party.

(b)	The execution, delivery and performance by the Company of the Transaction Documents to which the Company is a party, and the consummation by the Company of the Transactions, do not (i) violate or conflict with any Law or Order to which the Company may be subject, (ii) constitute a violation or breach of, be in conflict with, constitute or create (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, modification, cancellation or acceleration) of any obligation under any contract to which the Company is a party or to which the Company is subject or by which the Company’s properties, assets or rights are bound or (iii) result in the creation or imposition of any Lien upon any of the rights, properties or assets of the Company.

Section 3.03 Brokers. Other than Boustead Securities, LLC, the Company has not engaged, or caused to be incurred any Liability or obligation to, any investment banker, finder, broker or sales agent or any other Person in connection with the origin, negotiation, execution, delivery or performance of the Transaction Documents to which it is a party, or the Transactions.

Article IV. Representations and Warranties of Holder

Holder represents and warrants to the Company that the following statements contained in this Article IV are true and correct as of the Effective Date:

Section 4.01 Authorization of Transactions. Holder is a limited liability company, duly qualified under the laws of the State of New York, and has the requisite power and capacity to execute and deliver the Transaction Documents to which it is a party and to perform its obligations hereunder and thereunder. The execution, delivery and performance by Holder of the applicable Transaction Documents and the consummation of the Transactions have been duly and validly authorized by all requisite action on the part of Holder. The Transaction Documents to which Holder is a party have been duly and validly executed and delivered by Holder. Each Transaction Document to which Holder is a party constitutes the valid and legally binding obligation of Holder, enforceable against Holder in accordance with its terms and conditions, except to the extent enforcement thereof may be limited by applicable bankruptcy, insolvency or other Laws affecting the enforcement of creditors’ rights or by the principles governing the availability of equitable remedies.

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Section 4.02 Governmental Approvals; Non-contravention.

(a)	No consent, Order, action or non-action of, or filing, notification, declaration or registration with, any Governmental Entity is necessary for the execution, delivery or performance by Holder of this Agreement or any other Transaction Document to which Holder is a party.

(b)	The execution, delivery and performance by Holder of the Transaction Documents to which Holder is a party, and the consummation by Holder of the Transactions, do not violate any Laws or Orders to which Holder is subject or violate, breach or conflict with any provision of Holder’s organizational documents.

(c)	Other than the Company, the Holder is currently the sole party to each of the Purchase Agreement and each of the Notes and Holder has not assigned or granted any right, title or interest in any of the Purchase Agreements or any of the Notes to any other person or entity.

(d)	Holder is the record and beneficial owner and holder of the Converted Shares free and clear of all Liens. None of the Converted Shares is subject to pre-emptive or similar rights and Holder does not have any pre-emptive rights or similar rights to purchase or receive any interest in the Converted Shares. Holder has the power and authority to transfer the Converted Shares to the Company as contemplated pursuant to the terms of this Agreement. Upon delivery of the New Note to Holder in exchange for the Converted Shares as contemplated hereby, the Company shall acquire good and valid title to the Converted Shares, free and clear of all Liens.

Section 4.03 Investment Representations.

(a)	Holder understands and agrees that the consummation of this Agreement and the transactions set forth herein, including the delivery of the New Note, and the shares of Common Stock that may be issued on any conversion of the New Note (collectively, the “Securities”) as contemplated hereby constitute the offer and sale of securities under the Securities Act and applicable state statutes and that the Securities are being acquired for Holder’s own account and not with a present view towards the public sale or distribution thereof, except pursuant to sales registered or exempted from registration under the Securities Act.

(b)	Holder is an “accredited investor” as that term is defined in Rule 501(a) of Regulation D under the Securities Act.

(c)	Holder understands that the Securities are being offered and sold to Holder in reliance upon specific exemptions from the registration requirements of United States federal and state securities Laws and that the Company is relying upon the truth and accuracy of, and Holder’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of Holder set forth herein in order to determine the availability of such exemptions and the eligibility of Holder to acquire the Securities.

(d)	At no time was Holder presented with or solicited by any leaflet, newspaper or magazine article, radio or television advertisement, or any other form of general advertising or solicited or invited to attend a promotional meeting otherwise than in connection and concurrently with such communicated offer. Holder is not purchasing the Securities acquired by Holder hereunder as a result of any “general solicitation” or “general advertising,” as such terms are defined in Regulation D under the Securities Act, which includes, but is not limited to, any advertisement, article, notice or other communication regarding the Securities acquired by Holder hereunder published in any newspaper, magazine or similar media or on the internet or broadcast over television, radio or the internet or presented at any seminar or any other general solicitation or general advertisement.

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(e)	Holder is acquiring the Securities for its own account as principal, not as a nominee or agent, for investment purposes only, and not with a view to, or for, resale, distribution or fractionalization thereof in whole or in part and no other person has a direct or indirect beneficial interest in the Securities. Further, Holder does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person, with respect to the Securities.

(f)	Holder, either alone or together with its representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Securities, and has so evaluated the merits and risks of such investment.

(g)	Holder understands that no United States federal or state agency or any other governmental or state agency has passed on or made recommendations or endorsement of the Securities or the suitability of the investment in the Securities nor have such authorities passed upon or endorsed the merits of the transactions set forth herein.

Section 4.04 Brokers. Holder has not engaged any investment banker, finder, broker or sales agent or any other Person in connection with the origin, negotiation, execution, delivery or performance of any Transaction Document to which it is a party, or the Transactions.

Article V. Indemnification

Section 5.01 General Indemnification. Each Party (the “Indemnifying Party”) agrees to indemnify, defend and hold harmless the other Party and such other Party’s Affiliates and each of their respective directors, officers, managers, partners, employees, agents, equity holders, successors and assigns (each, an “Indemnified Party”), from and against any and all Losses incurred or suffered by any Indemnified Party arising out of, based upon or resulting from any breach of any representation or warranty of the Indemnifying Party herein or breach by the Indemnifying Party of, or any failure the Indemnifying Party to perform, any of the covenants, agreements or obligations contained in or made pursuant to this Agreement or the Transaction Documents by the Indemnifying Party.

Section 5.02 Procedures for Indemnification. In the event that an Indemnified Party shall incur or suffer any Losses in respect of which indemnification may be sought under this Article V against the Indemnifying Party, the Indemnified Party shall assert a claim for indemnification by providing a written notice (the “Notice of Loss”) to the Indemnifying Party stating the nature and basis of such indemnification. The Notice of Loss shall be provided to the Indemnifying Party as soon as practicable after the Indemnified Party becomes aware that it has incurred or suffered a Loss.

Section 5.03 Payment. Upon a determination of liability under this Article V the Indemnifying Party shall pay or cause to be paid to the Indemnified Party the amount so determined within five (5) Business Days after the date of such determination. If there should be a dispute as to the amount or manner of determination of any indemnity obligation owed under this Agreement, the Indemnifying Party shall nevertheless pay when due such portion, if any, of the obligation that is not subject to dispute. Upon the payment in full of any amounts due under this Article V with respect to any claim, the Indemnifying Party shall be subrogated to the rights of the Indemnified Party against any Person with respect to the subject matter of such claim.

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Section 5.04 Effect of Knowledge on Indemnification. The right to indemnification, reimbursement or other remedy based upon any representations, warranties, covenants and obligations set forth in this Agreement shall not be affected by any investigation conducted with respect to, or any knowledge acquired (or capable of being acquired) at any time, whether before or after the execution and delivery of this Agreement, with respect to the accuracy or inaccuracy of or compliance with any such representation, warranty, covenant or obligation. The waiver of any condition based upon the accuracy of any representation or warranty, or on the performance of or compliance with any covenant or obligation, shall not affect the right to indemnification, reimbursement or other remedy based upon such representations, warranties, covenants or obligations.

Article VI. Miscellaneous

Section 6.01 Notices.

(a)	Any notice or other communications required or permitted hereunder shall be in writing and shall be sufficiently given if personally delivered to it or sent by email, overnight courier or registered mail or certified mail, postage prepaid, addressed as follows:

if to the Company, to:

Clubhouse Media Group, Inc.

Attn: Amir Ben-Yohanan

201 Santa Monica Blvd., Suite 30

Santa Monica, California 90401

Email: amir_yoh@yahoo.com

If to Holder, to:

GS Capital Partners, LLC

Attn: Gabe Sayegh

30 Washington St. Suite 5L

Brooklyn, NY 11201

Email: gabe@gscapitalfund.com

(b)	Any Party may change its address for notices hereunder upon notice to each other Party in the manner for giving notices hereunder.

(c)	Any notice hereunder shall be deemed to have been given (i) upon receipt, if personally delivered, (ii) on the day after dispatch, if sent by overnight courier, (iii) upon dispatch, if transmitted by email with return receipt requested and received and (iv) three (3) days after mailing, if sent by registered or certified mail.

Section 6.02 Attorneys’ Fees. In the event that any Party institutes any action or suit to enforce this Agreement or to secure relief from any default hereunder or breach hereof, the prevailing Party shall be reimbursed by the losing Party for all costs, including reasonable attorney’s fees, incurred in connection therewith and in enforcing or collecting any judgment rendered therein.

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Section 6.03 Amendments; No Waivers; No Third-Party Beneficiaries.

(a)	This Agreement may be amended, modified, superseded, terminated or cancelled, and any of the terms, covenants, representations, warranties or conditions hereof may be waived, only by a written instrument executed by both of the Parties.

(b)	Every right and remedy provided herein shall be cumulative with every other right and remedy, whether conferred herein, at law, or in equity, and may be enforced concurrently herewith, and no waiver by any Party of the performance of any obligation by another Party shall be construed as a waiver of the same or any other default then, theretofore, or thereafter occurring or existing.

(c)	Neither any failure or delay in exercising any right or remedy hereunder or in requiring satisfaction of any condition herein nor any course of dealing shall constitute a waiver of or prevent any Party from enforcing any right or remedy or from requiring satisfaction of any condition. No notice to or demand on a Party waives or otherwise affects any obligation of that Party or impairs any right of the Party giving such notice or making such demand, including any right to take any action without notice or demand not otherwise required by this Agreement. No exercise of any right or remedy with respect to a breach of this Agreement shall preclude exercise of any other right or remedy, as appropriate to make the aggrieved Party whole with respect to such breach, or subsequent exercise of any right or remedy with respect to any other breach.

(d)	Notwithstanding anything else contained herein, no Party shall seek, nor shall any Party be liable for, consequential, punitive or exemplary damages, under any tort, contract, equity, or other legal theory, with respect to any breach (or alleged breach) of this Agreement or any provision hereof or any matter otherwise relating hereto or arising in connection herewith.

Section 6.04 Expenses. Unless otherwise contemplated or stipulated by a Transaction Document, all costs and expenses incurred in connection with this Agreement shall be paid by the Party incurring such cost or expense.

Section 6.05 Further Assurances. Following the Effective Date, each Party shall execute and deliver such documents and other papers and take such further action as may be reasonably required to carry out the provisions of the Transaction Documents.

Section 6.06 Successors and Assigns; Benefit. This Agreement shall be binding upon and shall inure to the benefit of the Parties and their respective successors and permitted assigns. No Party shall have any power or any right to assign or transfer, in whole or in part, this Agreement, or any of its rights or any of its obligations hereunder, including, without limitation, any right to pursue any claim for damages pursuant to this Agreement or the transactions contemplated herein, or to pursue any claim for any breach or default of this Agreement, or any right arising from the purported assignor’s due performance of its obligations hereunder, without the prior written consent of the other Party and any such purported assignment in contravention of the provisions herein shall be null and void and of no force or effect.

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Section 6.07 Governing Law; Etc.

(a)	This Agreement, and all matters based upon, arising out of or relating in any way to the Transactions or the Transaction Documents, including all disputes, claims or causes of action arising out of or relating to the Transactions or the Transaction Documents as well as the interpretation, construction, performance and enforcement of the Transaction Documents, shall be governed by the laws of the United States and the State of Nevada, without regard to any jurisdiction’s conflict-of-laws principles.

(b)	SUBJECT TO Section 6.09, ANY LEGAL SUIT, ACTION OR PROCEEDING ARISING OUT OF OR BASED UPON THIS AGREEMENT, THE OTHER TRANSACTION DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREIN SHALL BE INSTITUTED SOLELY IN THE FEDERAL COURTS OF THE UNITED STATES OF AMERICA OR THE COURTS OF THE STATE OF CALIFORNIA, IN EACH CASE LOCATED IN LOS ANGELES COUNTY, CALIFORNIA, AND EACH PARTY IRREVOCABLY SUBMITS TO THE PERSONAL JURISDICTION OF SUCH COURTS IN ANY SUCH SUIT, ACTION OR PROCEEDING. THE PARTIES IRREVOCABLY AND UNCONDITIONALLY WAIVE ANY OBJECTION TO THE LAYING OF VENUE OF ANY SUIT, ACTION OR ANY PROCEEDING IN SUCH COURTS AND IRREVOCABLY WAIVE AND AGREE NOT TO PLEAD OR CLAIM IN ANY SUCH COURT THAT ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

(c)	EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS, THE PERFORMANCE THEREOF OR THE FINANCINGS CONTEMPLATED THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS Section 6.07(c).

(d)	Each of the Parties acknowledge that each has been represented in connection with the signing of this waiver by independent legal counsel selected by the respective Party and that such Party has discussed the legal consequences and import of this waiver with legal counsel. Each of the Parties further acknowledge that each has read and understands the meaning of this waiver and grants this waiver knowingly, voluntarily, without duress and only after consideration of the consequences of this waiver with legal counsel.

Section 6.08 Survival. The representations and warranties in this Agreement shall survive the Effective Date for a period of 24 months from the Effective Date, and no claim for indemnification may be made after such time. All covenants and agreements in this Agreement, and such provisions herein as required to give effect to the same, will survive until fully performed; provided, however, that, nothing herein shall prevent a Party from making any claim hereunder, or relieve any other Party from any liability hereunder, after such time for any breach thereof.

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Section 6.09 Resolution of Disputes. Except as otherwise provided herein, all controversies, disputes or actions between the Parties arising out of the Transactions or this Agreement, including their respective Affiliates, owners, officers, directors, agents and employees, arising from or relating to this Agreement shall on demand of either party be submitted for arbitration to in accordance with the rules and regulations of the American Arbitration Association. The arbitration shall be conducted by one arbitrator jointly selected by each Party who is a party to the Dispute, provided, however, that if such Parties are unable to agree on the identity of the arbitrator within 10 Business Days of commencement of efforts to do so, each Party who is a party to the Dispute shall select one arbitrator and the arbitrators so selected shall select a final arbitrator, and the final arbitrator shall conduct the arbitration alone. The Parties agree that, in connection with any such arbitration proceeding, each shall submit or file any claim which would constitute a compulsory counterclaim (as defined by Rule 13 of the Federal Rules of Civil Procedures) within the same proceeding as the claim to which it relates. Any such claim which is not submitted or filed in such proceeding shall be barred. The arbitrator shall be instructed to use every reasonable effort to perform its services within seven days of request, and, in any case, as soon as practicable. The Parties agree to be bound by the provisions of any limitation on the period of time by which claims must be brought under Nevada law or any applicable federal law. The arbitrator(s) shall have the right to award the relief which he or she deems proper, consistent with the terms of this Agreement, including compensatory damages (with interest on unpaid amounts from due date), injunctive relief, specific performance, legal damages and costs. The award and decision of the arbitrator(s) shall be conclusive and binding on all Parties, and judgment upon the award may be entered in any court of competent jurisdiction. Any right to contest the validity or enforceability of this award shall be governed exclusively by the United States Arbitration Act. The arbitration shall be conducted in Los Angeles, California. The provisions of this Section 6.09 shall continue in full force and effect subsequent to and notwithstanding the expiration or termination of this Agreement.

Section 6.10 Severability. If any provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the Transactions is not affected in any manner adverse to any Party. Upon such determination that any provision is invalid, illegal or incapable of being enforced, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in an acceptable manner to the end that the Transactions are fulfilled to the extent possible.

Section 6.11 Entire Agreement. The Transaction Documents constitute the entire agreement between the Parties with respect to the subject matter hereof and thereof and supersede all prior agreements and understandings, both oral and written, between the Parties with respect to the subject matter hereof and thereof.

Section 6.12 Specific Performance. Each Party agrees that irreparable damage would occur if any provision of this Agreement were not performed in accordance with the terms hereof and that each Party shall be entitled to seek specific performance of the terms hereof in addition to any other remedy at law or in equity.

Section 6.13 Construction. The table of contents and headings contained in this Agreement are for reference purposes only and will not affect in any way the meaning or interpretation of this Agreement. In the event of a conflict between language or amounts contained in the body of this Agreement and language or amounts contained in the Exhibits attached hereto, the language or amounts in the body of the Agreement shall control. References to Articles or Sections shall refer to those portions of this Agreement. The use of the terms “hereunder,” “hereof,” “hereto” and words of similar import shall refer to this Agreement as a whole and not to any particular Article, Section or clause of or Exhibit to this Agreement.

Section 6.14 Counterparts. This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each of the Parties and delivered to the other Parties, it being understood that each Party need not sign the same counterpart. A facsimile copy or electronic transmission of a signature page shall be deemed to be an original signature page.

[Signature page follows]

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IN WITNESS WHEREOF, the Parties have caused this Agreement to be duly executed as of the Effective Date.

Clubhouse Media Group, Inc.

By:	/s/ Amir Ben-Yohanan
Name:	Amir Ben-Yohanan
Title:	Chief Executive Officer

GS Capital Partners, LLC

By:	/s/ Gabe Sayegh
Name:	Gabe Sayegh
Title:	President

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